Exhibit 99.1

May 14, 2020

Dear Fellow Stockholders:

I hope this letter finds each of you healthy and safe. The COVID-19 pandemic continues to impact nearly all aspects of life in communities around the world, and we are all feeling the effects in one way or another. We remain grateful to first responders and front-line workers everywhere, and continue to prioritize the safety of our employees, customers, partners and other stakeholders in all that we do.

As this unprecedented situation continues to evolve, I am writing to provide an operational and financial update. We have made important progress in several areas since we reported our fourth quarter and full-year 2019 results in March, and we are committed to being transparent with you as we move forward. I am pleased to share that:

•	Today we filed our 2019 Annual Report on Form 10-K, which was delayed due to COVID-19;

•	As of May 11, 2020, we had $56.6 million in cash, up from $54.3 million on March 31, 2020; and

•	In April, we secured waivers from our first and second lien debt holders relating to certain financial covenants, reflecting their support and continued confidence in our business.

Regarding our Form 10-K, we received a going concern qualification in the opinion from our auditor on our 2019 financial statements, primarily due to ongoing COVID-19-related customer uncertainties. I want to assure you that the possibility of receiving this qualification was contemplated and addressed in the waivers provided by our lenders in April, as we disclosed at the time. With a steady cash balance, we believe we have sufficient liquidity to continue meeting our near-term obligations to customers, vendors, partners and employees. While we recognize there is uncertainty in the current environment related to COVID-19, we are working to strengthen our financial position.

Operationally, we are accelerating our transformation. While customer collections are being significantly affected by COVID-19-related actions across travel and tourism, we are intently focused on managing our cash flow and reducing operating expenses. In short, we are controlling whatever we can. We are now in Phase III of our cost-savings initiative and have taken actions in the second quarter that reduce cash burn. These include actions to:

•	Negotiate discounts and deferrals across our supply chain;

•	Negotiate reductions in rent and professional services fees;

•	Suspend all non-core professional services engagements;

•	Eliminate or reduce third-party contractors;

•	Temporarily reduce salaries by 20% and up to 33% for executives; and

•	Accelerate previously planned, permanent headcount reductions.

Importantly, we remain steadfast in our belief that our airline, cruise line and other customers will recover from COVID-19 and generate significant long-term demand for our services. We expect to emerge from this crisis with a strong backlog and as a more efficient organization.

On behalf of our employees, management and Board of Directors, I thank you for your continued support.

Sincerely,

Joshua Marks

CEO and Member of the Board of Directors

In this letter, we make “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information available to us as of the date hereof and on our current expectations, forecasts and assumptions, and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, including the risks and uncertainties set forth in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q.

The forward-looking statements herein speak only as of the date the statements are made (which is the date of this letter). You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.